Exhibit 99.1

Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

Cott Announces Conditional Full Redemption of Cott Beverages, Inc.’s 5.375% Senior Notes due 2022 and DS Services of America, Inc.’s 10.000% Second-Priority Senior Secured Notes Due 2021

TORONTO and TAMPA, FL, December 29, 2017 /CNW/—Cott Corporation (“Cott”) (NYSE: COT) (TSX: BCB) announced today that (i) its wholly owned subsidiary, Cott Beverages, Inc. (“CBI”), gave notice to Wells Fargo Bank, National Association, the trustee (the “CBI Trustee”) under the Indenture (the “CBI Notes Indenture”) governing its $525,000,000 aggregate principal amount of 5.375% Senior Notes due 2022 (the “CBI Notes”) of its intent to conditionally redeem all of the outstanding CBI Notes on January 30, 2018 (the “Redemption Date”), and (ii) its wholly owned subsidiary, DS Services of America, Inc. (“DS Services”), gave notice to Wilmington Trust, National Association, the trustee (the “DSS Trustee”) and the collateral agent under the Indenture (the “DS Indenture”) governing its $250,000,000 aggregate principal amount of 10.000% Second-Priority Senior Secured Notes due 2021 (the “DSS Notes” and, together with the CBI Notes, the “Notes”) of its intent to conditionally redeem all of the outstanding DSS Notes on the Redemption Date. The notices effectively delay the previously announced redemption date of January 3, 2018 for each of the CBI Notes and the DSS Notes to January 30, 2018.

As previously announced on November 22, 2017, the redemption price of the CBI Notes, as set forth in the CBI Notes Indenture, is equal to 104.031% of the principal amount of such CBI Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The redemption price of the DSS Notes, as set forth in the DS Indenture, is equal to 105.000% of the principal amount of such DSS Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

The redemptions of the CBI Notes and the DSS Notes are each conditioned upon the closing of the previously disclosed sale (the “Sale”) of Cott’s traditional business (consisting of Cott’s North America, United Kingdom and Mexico business units (including the Canadian business) and the finished goods export business of Royal Crown International (“RCI”) but excluding RCI’s other businesses, the Columbus facility and Aimia) to Refresco Group N.V. (the “Purchaser”), pursuant to the Share Purchase Agreement, dated as of July 24, 2017 (as such agreement may be amended, supplemented or otherwise modified), among the Purchaser, Cott and certain other parties thereto.

CBI and DS Services have instructed the CBI Trustee and the DSS Trustee, respectively, to send a notice of conditional full redemption in the name of CBI and DS Services, respectively, to all currently registered holders of the CBI Notes and DSS Notes, respectively.

This press release is for informational purposes only and does not constitute an offer to purchase the Notes or any other securities.

There is no assurance as to when and if the Sale will be consummated.

Press Release

About Cott Corporation

Cott is a diversified beverage company with a leading volume-based national presence in the North America and European home and office bottled water delivery industry, a leader in custom coffee roasting and blending of iced tea for the U.S. foodservice industry, and a leader in the production of beverages on behalf of retailers, brand owners, and distributors. Cott’s platform reaches over 2.3 million customers or delivery points across North America and Europe supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors. This enables Cott to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the completion of the conditional full redemptions of the Notes. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this press release include those risks and uncertainties indicated from time to time in Cott’s filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including, but not limited, to risk factors contained in Cott’s Annual Report on Form 10-K and its other periodic reports filed with the SEC. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

SOURCE Cott Corporation